Exhibit 10.1

PURCHASE AGREEMENT

between

CATERPILLAR FINANCIAL SERVICES CORPORATION

Seller

and

CATERPILLAR FINANCIAL FUNDING CORPORATION

Depositor

Dated as of April 1, 2008

TABLE OF CONTENTS

Page

ARTICLE I	CERTAIN DEFINITIONS 1

SECTION 1.01. DEFINITIONS 1

SECTION 1.02. OTHER DEFINITIONAL PROVISIONS 3

ARTICLE II	CONVEYANCE OF RECEIVABLES 4

SECTION 2.01. CONVEYANCE OF RECEIVABLES 4

SECTION 2.02. OWNERSHIP OF RECEIVABLES FILES 5

SECTION 2.03. BOOKS AND RECORDS 5

SECTION 2.04. THE CLOSING 6

ARTICLE III	REPRESENTATIONS AND WARRANTIES 6

SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR 6

SECTION 3.02. REPRESENTATIONS AND WARRANTIES OF SELLER 7

ARTICLE IV	CONDITIONS 12

SECTION 4.01. CONDITIONS TO THE OBLIGATION OF THE DEPOSITOR 12

SECTION 4.02. CONDITIONS TO OBLIGATION OF SELLER 13

SECTION 4.03. JUNIOR LIENS ON FINANCED EQUIPMENT AND OTHER EQUIPMENT 13

ARTICLE V	COVENANTS OF THE SELLER AND THE DEPOSITOR 14

SECTION 5.01. PROTECTION OF RIGHT, TITLE AND INTEREST 14

SECTION 5.02. OTHER LIENS OR INTERESTS 14

SECTION 5.03. CHIEF EXECUTIVE OFFICE 15

SECTION 5.04. CORPORATE EXISTENCE 15

SECTION 5.05. INDEMNIFICATION 17

SECTION 5.06. REGULATION AB COMPLIANCE 18

ARTICLE VI	MISCELLANEOUS PROVISIONS 18

SECTION 6.01. OBLIGATIONS OF SELLER 18

SECTION 6.02. REPURCHASE EVENTS 18

SECTION 6.03. DEPOSITOR ASSIGNMENT OF REPURCHASED RECEIVABLES 18

SECTION 6.04. ISSUING ENTITY 18

SECTION 6.05. AMENDMENT 18

SECTION 6.06. WAIVERS 19

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SECTION 6.07. NOTICES 19

SECTION 6.08. COSTS AND EXPENSES 19

SECTION 6.09. REPRESENTATIONS OF SELLER AND DEPOSITOR 19

SECTION 6.10. CONFIDENTIAL INFORMATION 20

SECTION 6.11. HEADINGS 20

SECTION 6.12. GOVERNING LAW 20

SECTION 6.13. COUNTERPARTS 20

EXHIBIT A      ASSIGNMENT OF RECEIVABLES

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PURCHASE AGREEMENT, dated as of April 1, 2008, between CATERPILLAR FINANCIAL SERVICES CORPORATION, a Delaware corporation, as seller (together with its successors and assigns, the "Seller"), and CATERPILLAR FINANCIAL FUNDING CORPORATION, a Nevada corporation, as purchaser (together with its successors and assigns, the "Depositor").

WHEREAS in the regular course of its business, the Seller has originated or purchased certain fixed-rate retail installment sale contracts and finance lease contracts secured by new and used machinery and equipment; and

WHEREAS the Seller and the Depositor wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) are to be sold by the Seller to the Depositor, which Receivables will be transferred by the Depositor, pursuant to the Sale and Servicing Agreement (as hereinafter defined), to Caterpillar Financial Asset Trust 2008-A, a Delaware statutory trust (the "Issuing Entity"), and the Issuing Entity will issue (i) an Asset Backed Certificate (the "Certificate") pursuant to the Trust Agreement (as hereinafter defined), which will represent an undivided beneficial interest in the Issuing Entity and (ii) the Notes (as hereinafter defined) pursuant to the Indenture (as hereinafter defined), which will represent obligations of the Issuing Entity.

NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

SECTION 1.01. Definitions.  Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

"Administration Agreement" means the Administration Agreement, dated as of April 1, 2008, among the Issuing Entity, the Depositor, the Seller, as administrator, and U.S. Bank National Association, as indenture trustee, as the same may be amended, modified or supplemented from time to time.

"Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.  For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, by contract or otherwise; and the terms "controlled by," "controlling" and "under common control with" have meanings correlative to the foregoing.

"Affiliate Trust Security Interest" has the meaning specified in Section 4.03(b).

"Agreement" means this Purchase Agreement, as the same may be amended, modified or supplemented from time to time.

"Assignment" means the document of assignment, a form of which is attached as Exhibit A.

"Basic Documents" has the meaning specified in the Indenture.

"Certificate" has the meaning specified in the Trust Agreement.

"Closing Date" means April 29, 2008.

"Contract" has the meaning specified in the Sale and Servicing Agreement.

"Indenture" means the Indenture, dated as of April 1, 2008, between the Issuing Entity and U.S. Bank National Association, as indenture trustee, as the same may be amended, modified or supplemented from time to time.

"Notes" means the Class A-1 3.00500% Asset Backed Notes, the Class A-2a 4.09% Asset Backed Notes, the Class A-2b Floating Rate Asset Backed Notes and the Class A-3 4.94% Asset Backed Notes issued pursuant to the Indenture.

"Other Equipment" has the meaning specified in Section 4.03(b).

"Other Obligation" has the meaning specified in Section 4.03(a).

"Other Security Interest" has the meaning specified in Section 4.03(a).

"Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

"Prospectus" means the Prospectus (which consists of a base prospectus dated April 22, 2008, and a prospectus supplement dated April 22, 2008) pursuant to which the Notes were offered.

"Receivable" has the meaning specified in the Sale and Servicing Agreement.

"Receivable Security Interest" has the meaning specified in Section 4.03(a).

"Repurchase Event" has the meaning specified in Section 6.02(a).

"Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of April 1, 2008, among the Issuing Entity, the Depositor (in its capacity as seller thereunder) and the Seller (in its capacity as Servicer thereunder), as the same may be amended, modified or supplemented from time to time.

"Schedule of Receivables" means the list of Receivables annexed as Schedule A (which may be in the form of microfiche), as the same may be amended, modified or supplemented from time to time.

"Trust Agreement" means the Amended and Restated Trust Agreement, dated as of April 29, 2008, between the Depositor and BNYM (Delaware), a Delaware banking corporation, as owner trustee, as the same may be amended, modified or supplemented from time to time.

"UCC" means the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

SECTION 1.02. Other Definitional Provisions.

(a)            Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture, or if not defined therein, in the Trust Agreement.

(b) All terms defined in this Agreement shall have the meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any document made or delivered pursuant hereto, accounting terms not defined in this Agreement or in any such other document, and accounting terms partly defined in this Agreement or in any such other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such other document shall control.

(d) The words "hereof," "herein," "hereunder," and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; and the term "or" is not exclusive.  Terms used herein that are defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC, unless the context requires otherwise.  Any reference herein to the Administration Agreement, the Indenture, the Sale and Servicing Agreement or the Trust Agreement means such agreement as in effect on the Closing Date.

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

ARTICLE II

CONVEYANCE OF RECEIVABLES

SECTION 2.01. Conveyance of Receivables.  In consideration of the sale on the Closing Date of $648,365,308 in Contract Balance of Receivables as of the Cut-off Date, the Depositor shall deliver to or upon the order of the Seller cash in an amount of $636,426,673.37.  The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Depositor, without recourse (subject to the obligations herein), all right, title and interest in and to the following, whether now owned or hereafter acquired:

(a) all right, title and interest of the Seller in and to the Receivables, and all monies (including accrued interest) due thereunder on or after the Cut-off Date;

(b) the interests of the Seller in the security interests in the Transaction Equipment granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Transaction Equipment, including any Liquidation Proceeds;

(c) the interest and rights of the Seller in any proceeds with respect to the Receivables from claims on any physical damage, credit life, liability or disability insurance policies covering Financed Equipment or Obligors, as the case may be;

(d) the interest of the Seller in any proceeds of repossessed or returned Transaction Equipment;

(e) the interest of the Seller in any proceeds from recourse to, or other payments by, Dealers on Receivables; and

(f) the proceeds of any and all of the foregoing.

It is the express intent of the parties hereto that the conveyance of the Receivables and the other property described above by the Seller to the Depositor as provided in this Agreement be, and be construed as, a sale of the Receivables by the Seller to the Depositor.  It is, further, not the intention of the parties that such conveyance be deemed the grant of a security interest in the Receivables or the other property described above by the Seller to the Depositor to secure a debt or other obligation of the Seller.  However, in the event, notwithstanding the intent of the parties, the Receivables or the other property described above are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Receivables or the other property described above then, (a) this Agreement shall be a security agreement within the meaning of Article 9 of the New York UCC; and (b) the Seller hereby grants to the Depositor a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to the property described in clauses (a) through (f) above, as security for the obligations of the Seller hereunder.  In connection herewith, the Depositor (or its assignee) shall have all of the rights and remedies of a secured party under the UCC.

Any assignment of the interest of the Depositor pursuant to this Section 2.01 shall also be an assignment of the security interest created hereby.  The Seller and the Depositor shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement creates a security interest in the Receivables, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

SECTION 2.02. Ownership of Receivables Files.

Upon the acceptance by the Seller of the amount set forth in Section 2.01, the ownership of each Receivable and the contents of the related Receivables File shall be vested in the Depositor.

SECTION 2.03. Books and Records.

The transfer of each Receivable shall be reflected on the Seller's balance sheets and other financial statements prepared in accordance with generally accepted accounting principles as a sale of assets by the Seller to the Depositor.  The Seller shall be responsible for maintaining, and shall maintain, a complete and accurate set of accounts, records and computer files for each Receivable which shall be clearly marked to reflect the ownership of each Receivable by the Depositor.

SECTION 2.04. The Closing.

The conveyance of the Receivables and the other property described in Section 2.01 shall take place on the Closing Date, simultaneously with the closing of the transactions contemplated by the Sale and Servicing Agreement, the Indenture, the underwriting agreement related to the Notes and the other Basic Documents.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of Depositor.  The Depositor hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

(a) Organization and Good Standing.  The Depositor is duly organized, validly existing in good standing under the laws of the State of Nevada, and has the power and authority to own its properties and to conduct the business in which it is currently engaged, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

(b) Due Qualification.  The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

(c) Power and Authority.  The Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

(d) No Violation.  The consummation by the Depositor of the transactions contemplated by this Agreement and the fulfillment by the Depositor of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

(e) No Proceedings.  There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties which (i) assert the invalidity of this Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seek any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 3.02. Representations and Warranties of Seller.

(a)            The Seller hereby represents and warrants to the Depositor of the date hereof and as of the Closing Date:

(i) Organization and Good Standing.  The Seller is duly organized, validly existing in good standing under the laws of the State of Delaware, and has the power and authority to own its properties and to conduct the business in which it is currently engaged, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

(ii) Due Qualification.  The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

(iii) Power and Authority.  The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Depositor hereby and has duly authorized such sale and assignment to the Depositor by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

(iv) No Violation.  The consummation by the Seller of the transactions contemplated by this Agreement and the fulfillment by the Seller of the terms hereof neither conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

(v) No Proceedings.  There are no proceedings or investigations pending, or, to the best of Seller's knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties which (i) assert the invalidity of this Agreement, (ii) seek to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seek any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

(vi) No Consents Required.  All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority required in connection with the execution and delivery by the Seller of this Agreement or any other Basic Document, the performance by the Seller of the transactions contemplated by this Agreement or any other Basic Document and the fulfillment by the Seller of the terms hereof or thereof, have been obtained or have been completed and are in full force and effect (other than approvals, authorizations, consents, orders or other actions which if not obtained or completed or in full force and effect would not have a material adverse effect on the Seller or upon the collectability of any Receivable or upon the ability of the Seller to perform its obligations under this Agreement).

(b) The Seller makes the following representations and warranties as to the Receivables on which the Depositor relied in accepting the Receivables.  The parties hereto acknowledge that the representations and warranties below require the Seller to monitor conditions that it may not have the ability to monitor.  Accordingly, wherever the Seller makes, or is deemed to make, a representation that it cannot monitor, such representation shall be made as if prefaced with the phrase "to the best of the Seller's knowledge"; provided, however, that the determination as to whether a Repurchase Event has occurred pursuant to Section 6.02 shall be made without reliance on whether the Seller actually had knowledge of the accuracy of any of its representations.  Such representations and warranties speak as of the execution and delivery of this Agreement but shall survive the sale, transfer and assignment of the Receivables to the Depositor and the subsequent assignments and transfers of the Receivables pursuant to the Sale and Servicing Agreement and the Indenture:

(i) Characteristics of Receivables.  Each Receivable (A) was originated in the United States of America by the Seller in the ordinary course of business or was originated by a Dealer in the ordinary course of business, in each case in connection with the retail sale by a Dealer of Financed Equipment in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, and if originated by such Dealer, was purchased by the Seller from such Dealer and was validly assigned by such Dealer to the Seller in accordance with its terms, (B) has created a valid, subsisting and enforceable (subject to paragraph (iv) below) first priority security interest in favor of the Seller in the Financed Equipment, and if applicable, a valid, subsisting and enforceable (subject to paragraph (iv) below) security interest in favor of the Seller in the Cross-Collateralized Equipment, which security interests are assignable by the Seller to the Depositor, by the Depositor to the Issuing Entity and by the Issuing Entity to the Indenture Trustee, (C) contains customary and enforceable (subject to paragraph (iv) below) provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security and (D) provides for fixed payments (except as described below) on a periodic basis, yields interest at a fixed-rate (in the case of Receivables related to an Installment Sales Contract) and is prepayable without premium or penalty at any time.  The fixed payments provided for are sufficient to amortize the Amount Financed of such Receivable by maturity and yield interest at the APR.

(ii) Schedule of Receivables.  The information set forth in the Schedule of Receivables to this Agreement is true and correct in all material respects as of the opening of business on the Cut-off Date and no selection procedures believed to be adverse to the Noteholders or the Certificateholder as assignees of the Depositor were utilized in selecting the Receivables.  The computer tape regarding the Receivables made available to the Depositor and its assigns is true and correct in all respects.

(iii) Compliance with Law.  Each Receivable and the sale or lease of the Financed Equipment complied at the time it was originated or made, and at the execution of this Agreement complies in all material respects, with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and S and other equal credit opportunity and disclosure laws.

(iv) Binding Obligations.  Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof (which as of the Closing Date is the Seller) in accordance with its terms, subject to bankruptcy, insolvency and other laws relating to the enforcement of creditors' rights generally and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).  Such enforceability has not been and is not adversely affected by whether or not the Seller was or is qualified to do business in the state in which the Obligor was or is located.

(v) Security Interest in Financed Equipment.  Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Equipment in favor of the Seller as secured party.  As of the Cut-off Date, such Financed Equipment is located in the United States of America.

(vi) Receivables in Force.  No Receivable has been satisfied, subordinated or rescinded and no Financed Equipment been released from the lien granted by the related Receivable in whole or in part.  No Receivable is rescindable on the basis of whether or not the Seller was or is qualified to do business in the state in which the Obligor was or is located.

(vii) Prospectus Information.  As of the Cut-off Date, each Receivable conforms and all Receivables in the aggregate conform, in all material respects, to the description set forth in the Prospectus, including all statistical data or otherwise.

(viii) No Amendments.  No Receivable has been amended such that the amount of the Obligor's Scheduled Payments has been increased or decreased, except for increases or decreases resulting from the inclusion of any premium for forced-placed physical damage insurance covering the Financed Equipment.

(ix) No Defenses.  No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable.

(x) No Liens.  No liens or claims have been filed for work, labor or materials relating to any Financed Equipment that are liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by the Receivable.

(xi) No Default.  No Receivable has a payment that is more than 30 days overdue as of the Cut-off Date and, except as permitted in this paragraph, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred and is continuing; and (except for payment defaults continuing for a period of not more than 30 days) no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

(xii) Insurance.  Each Obligor is required to obtain and maintain physical damage insurance and/or liability insurance, as applicable, covering the Financed Equipment in accordance with the Seller's normal requirements.

(xiii) Title.  It is the intention of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Depositor, and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.  No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Depositor.  Immediately prior to the transfer and assignment herein contemplated, the Seller has good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the transfer thereof, the Depositor shall have good and marketable title to each Receivable, free and clear of all Liens, tax, governmental or similar liens, encumbrances, security interests and rights of others; and the transfer of the Receivables to the Depositor has been or will be within 10 days after the Closing Date perfected under the UCC.

(xiv) Lawful Assignment.  No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any Receivable under this Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

(xv) All Actions Taken.  All actions necessary to give the Depositor a first priority perfected ownership interest in the Receivables pursuant to the UCC have been taken or will be taken within 10 days after the Closing Date.

(xvi) Leases.  Each Lease, relating to any Receivable (A) creates a security interest rather than a lease for purposes of Section 1-201 of the UCC, (B) is not a "consumer lease" within the meaning of Article 2A of the UCC in any jurisdiction where said Article 2A has been adopted and governs the construction thereof, (C) to the best knowledge of Seller, the related Obligor has accepted the related Financed Equipment leased to it and has not notified Seller of any defects therein, (D) is by its terms an absolute and unconditional obligation of the related Obligor and non-cancelable, (E) requires the related Obligor to maintain the related Financed Equipment for its own account except for any rental, (F) the rights with respect to such Lease are assignable by the Seller thereunder without the consent of any Person, (G) is net to the Seller of any maintenance, taxes, insurance or other expenses, (H) contains provisions requiring the related Obligor to assume all risk of loss or malfunction of the related Financed Equipment and (I) may not be prepaid by its terms, although the Obligor may discharge its obligations by prepaying the aggregate remaining lease scheduled payments.

(xvii) Maturity of Receivables.  Each Receivable has a final scheduled payment date due not later than the payment date occurring in March 2013 as of the Cut-off Date and the weighted average remaining term of the Receivables is 40 months as of the Cut-off Date.

(xviii) Location of Receivable Files.  Within 30 days from the Closing Date, the Receivable Files will be kept at the location listed in Schedule B to the Sale and Servicing Agreement.

(xix) Outstanding Contract Balance.  Each Receivable has an outstanding Contract Balance of at least $5,001 as of the Cut-off Date.

(xx) No Bankruptcies.  No Obligor on any Receivable as of the Cut-off Date was noted in the related Receivable File as having filed for bankruptcy or as being subject to a bankruptcy proceeding and to the Seller's knowledge no such proceeding is pending or threatened against any Obligor.

(xxi) No Repossessions.  No Financed Equipment securing any Receivable is in repossession status.

(xxii) Chattel Paper.  Each Receivable constitutes "tangible chattel paper" within the meaning of the UCC of the States of New York and Nevada;

(xxiii) Obligors.  None of the Receivables is due from any Person which does not have a mailing address in the United States of America.  No Receivable is due from the United States of America or any State or from any agency, department, instrumentality or political subdivision thereof.

(xxiv) One Original.  There is only one Original Contract related to each Receivable.  With respect to each Receivable, the Seller has a perfected, first priority ownership or security interest in such Receivable, free and clear of all Liens, encumbrances, security interests or rights of others.

(xxv) Payment Frequency.  As of the Cut-off Date and as shown on the books of the Seller, Receivables having an aggregate Contract Balance equal to approximately 86.5% of the aggregate Contract Balance of all Receivables had monthly scheduled payments; and as of the Cut-off Date and as shown on the books of the Seller, Receivables having an aggregate Contract Balance equal to approximately 13.5% of the aggregate Contract Balance of all Receivables had scheduled payments which have monthly scheduled payments other than certain months specified therein for which payment is skipped.

(xxvi) Interest Accrual.  Each Receivable related to an Installment Sales Contract is, as of the Closing Date, accruing interest.

(xxvii) Notification of Obligors.  With respect to each Dealer Receivable, the related Obligor has been notified with respect to the assignment of the related Contract to the Seller.

ARTICLE IV

CONDITIONS

SECTION 4.01. Conditions to the Obligation of the Depositor.  The obligation of the Depositor to purchase the Receivables is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True.  The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

(b) Computer Files Marked.  The Seller shall, at its own expense on or prior to the Closing Date (i) indicate in its computer files that the Receivables have been sold to the Depositor pursuant to this Agreement and sold by the Depositor to the Issuing Entity pursuant to the Sale and Servicing Agreement and (ii) deliver to the Depositor the Schedule of Receivables certified by the Chairman, the President, a Vice President, Secretary, the Treasurer or an Assistant Treasurer of the Seller to be true, correct and complete.

(c) Documents to be Delivered by Seller at Closing.

(i) Assignment.  On the Closing Date, the Seller will execute and deliver the Assignment.  The Assignment shall be substantially in the form of Exhibit A.

(ii) Other Documents.  On the Closing Date, the Seller will execute and deliver such other documents as the Depositor may reasonably request.

(d) Other Transactions.  The transactions contemplated by the Basic Documents to be consummated on the Closing Date shall be consummated on such date.

SECTION 4.02. Conditions to Obligation of Seller.  The obligation of the Seller to sell the Receivables to the Depositor is subject to the satisfaction of the following conditions:

(a) Representations and Warranties True.  The representations and warranties of the Depositor hereunder shall be true and correct on the Closing Date with the same effect as if then made and the Depositor shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

(b) Receivables Purchase Price.  On the Closing Date, the Depositor shall have delivered to the Seller the purchase price specified in Section 2.01.

SECTION 4.03. Junior Liens on Financed Equipment and Other Equipment.

(a)            To the extent that any item of Financed Equipment is subject to a security interest in favor of the Seller (each, an "Other Security Interest") to secure an obligation of the related Obligor that is not part of a Receivable that has been transferred to the Depositor pursuant to Section 2.01 (each, an "Other Obligation"), then the Seller agrees that, notwithstanding any other provision of any document, instrument or agreement to the contrary, and until (i) the related Receivable has been paid in full or (ii) the security interest in such item of Financed Equipment that secures the Receivable (the "Receivable Security Interest") has been discharged or released, (A) the Receivable Security Interest in the Financed Equipment shall be prior and senior to the Other Security Interest in the Financed Equipment, and the Other Security Interest in the Financed Equipment shall be subordinate and junior to the Receivable Security Interest in the Financed Equipment, (B) the Seller shall not transfer the Other Obligation to an Affiliate of the Seller or a trust (other than the Issuing Entity) established by the Depositor or any of its Affiliates unless the documentation for such transaction provides that the Receivable Security Interest in the Financed Equipment shall be prior and senior to the Other Security Interest in the Financed Equipment, and the Other Security Interest in the Financed Equipment shall be subordinate and junior to the Receivable Security Interest in the Financed Equipment, and (C) the Seller shall not transfer the Other Obligation (other than as described in clause (B) of this paragraph) unless the transferee agrees in writing that the Receivable Security Interest in the Financed Equipment shall be prior and senior to the Other Security Interest in the Financed Equipment, and the Other Security Interest in the Financed Equipment shall be subordinate and junior to the Receivable Security Interest in the Financed Equipment.

(b) To the extent that any Receivable is secured by a security interest in any equipment other than the Financed Equipment (the "Other Equipment") and such Other Equipment is subject to a security interest (each, an "Affiliate Trust Security Interest") in favor of the Seller that has been or will in the future be assigned by the Seller to a trust (other than the Issuing Entity) established by the Depositor or any of its Affiliates, then the Seller and the Depositor agree that the Affiliate Trust Security Interest in the Other Equipment shall be prior and senior to the security interest in the Other Equipment that secures the Receivable, and the security interest in the Other Equipment that secures the Receivable shall be subordinate and junior to the Affiliate Trust Security Interest in the Other Equipment.

ARTICLE V

COVENANTS OF THE SELLER AND THE DEPOSITOR

The Seller and the Depositor agree with each other as follows; provided, however, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

SECTION 5.01. Protection of Right, Title and Interest.

(a)            Further Assurances.  The Seller shall take all actions to preserve and protect the right, title and interest of the Depositor in and to the Receivables and the other property transferred to the Depositor pursuant to Section 2.01.  The Depositor shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the purpose of this paragraph.

(b) Name Change.  Within 15 days after the Seller makes any change in its name or type or jurisdiction of organization, the Seller shall give the Depositor notice of any such change.

(c) UCC Financing Statements.  The Seller shall file and maintain all appropriate financing statements (in the proper filing office, in the appropriate jurisdiction), necessary to perfect, and maintain the perfection of, the ownership interest or security interest of the Depositor in the Receivables.

SECTION 5.02. Other Liens or Interests.  Except for the conveyances hereunder and pursuant to the Sale and Servicing Agreement and the other Basic Documents, the Seller shall not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under it or any Dealer on, any interest in, to and under the Receivables, and the Seller shall defend the right, title and interest of the Depositor in, to and under the Receivables against all claims of third parties claiming through or under the Seller or any Dealer; provided, however, that the Seller's obligations under this Section shall terminate one year and one day after the termination of the Issuing Entity pursuant to the Trust Agreement.

SECTION 5.03. Chief Executive Office.  During the term of the Receivables, the Seller will maintain its chief executive office in one of the States of the United States of America or the District of Columbia.

SECTION 5.04. Corporate Existence.

(a)            During the term of this Agreement, the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of Nevada and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the Sale and Servicing Agreement and the transactions contemplated hereby.

(b) The Seller will not take any action or fail to take any action if such act or omission would cause the Depositor not to observe the covenants set forth in Section 5.04(c) or to violate the provisions of the Depositor's articles of incorporation.

(c) The Depositor and the Seller agree that each of their respective businesses shall be conducted as follows, and neither Depositor nor the Seller shall take any action or fail to take any action if such act or omission would cause its respective business not to be conducted as follows:

(i) The Depositor will maintain both an office at which its business is and will be conducted and a telephone number separate from the Seller or any of the Seller's Affiliates.

(ii) At least two of the Depositor's directors are not and will not be directors, officers or employees of the Seller or any of the Seller's Affiliates.  No employee of the Depositor shall engage in any servicing functions with respect to the Receivables (other than retrieving Receivable Files, from their location listed in Schedule B to the Sale and Servicing Agreement at the request of the Servicer, and sending such files to the Servicer) and, with respect to the Depositor, shall only engage in corporate governance and clerical functions.  So long as the Depositor maintains an employee at its office, the Depositor shall at all times maintain comprehensive liability and workmen's compensation insurance (as is customary for commercial enterprises) in an amount, when taking into account any available umbrella policy, at least equal to $5,000,000.

(iii) The Depositor will maintain corporate records and books and accounts separate from those of the Seller or any of the Seller's Affiliates.

(iv) Except as expressly permitted by the Sale and Servicing Agreement with respect to collections on the Receivables prior to the transfer of such collections to the Collection Account, the Depositor's funds will not be commingled with those of the Seller or any of the Seller's Affiliates, and the Depositor shall maintain bank accounts separate from those of the Seller or any of the Seller's Affiliates.

(v) As long as it is the Servicer, the Seller shall maintain records permitting a determination on a daily basis of the amount and location of any of its funds which are commingled as permitted under clause (iv) above.

(vi) The Board of Directors of the Depositor will take appropriate corporate action (including holding meetings or acting by unanimous consent) to authorize all of the Depositor's corporate actions, and minutes shall be maintained by the Depositor separate and apart from those of the Seller or any of the Seller's Affiliates.

(vii) The Depositor shall at all times be adequately capitalized to engage in the transactions contemplated at its formation.  Without limiting the foregoing, the Depositor shall at all times maintain capital sufficient to pay its rent, salary of any employee, and any required insurance from the Closing Date until the termination of the Issuing Entity in accordance with the terms and conditions of the Trust Agreement.

(viii) The Depositor shall not incur or guarantee any debt other than under the Sale and Servicing Agreement, nor shall the Depositor make any loans, pledge its assets for the benefit of any other entity or hold out its credit as being available to satisfy the obligations of others, other than as permitted by the Depositor's articles of incorporation.

(ix) The Depositor shall not engage in any transaction with the Seller or any of the Seller's Affiliates on terms more favorable than in a similar transaction involving a third party.

(x) The Depositor shall at all times use its own stationery.

(xi) The Depositor shall always be described as a separate corporation, and never as a department, division or otherwise of the Seller or any of the Seller's Affiliates.

(xii) The Depositor shall act solely in its own corporate name and through its own authorized officers and agents.  Neither the Depositor nor any of Depositor's Affiliates shall be appointed agent of the Seller, except as expressly provided for by the Sale and Servicing Agreement and the Administration Agreement.

(xiii) The data and records (including computer records) used by the Depositor or the Seller in the collection and administration of the Receivables shall reflect the Depositor's ownership interest therein.

(xiv) Other than organizational expenses, the Depositor shall be responsible for the payment of all expenses including the salaries of its employees, indebtedness and other obligations incurred by it, including a fair and reasonable allocation for shared office space.

(xv) The Depositor shall at all times hold itself out to the public under the Depositor's own name as a legal entity separate and distinct from the Seller and any of the Seller's Affiliates and shall correct any known misunderstanding regarding its separate identity.

(xvi) None of the Depositor's funds nor any of the funds held by the Seller on behalf of the Depositor or the holders of the Certificate or the Notes shall be invested in securities issued by the Seller or any of the Seller's Affiliates.

(xvii) The Depositor shall at all times maintain a sufficient number of employees in light of its contemplated business operations.

(xviii) At any time the Notes are outstanding, the Seller shall not (A) dissolve or liquidate, (B) merge or consolidate with any other entity, (C) sell its assets substantially in their entirety to any other entity or (D) amend its articles of incorporation, in each case unless the Rating Agency Condition is satisfied.

(d) The Depositor and the Seller will each furnish to the other on or before April 30 of each year (commencing April 30, 2009) for so long as any Certificate or Note remains outstanding an Officer's Certificate to the effect that all of its respective obligations under this Section 5.04 have been fulfilled throughout the preceding calendar year (or the period from the Closing Date until December 31, 2008, as applicable), or, if there has been any default in the fulfillment of any such obligations, specifying each such default known to the signer thereof and the nature and status thereof.

(e) The Seller will not transfer or assign any interest in the Depositor except pursuant to an instrument under which the transferee or assignee of such interest expressly assumes the performance of all covenants of the Seller to be performed or observed under this Section 5.04.

(f) The annual consolidated audited financial statements of the Depositor and the Seller will reflect the results of the issuance of the Notes and Certificates in accordance with generally accepted accounting principles and also disclose that the assets of the Depositor are not available to pay creditors of the Seller or any other Affiliate of the Seller.

SECTION 5.05. Indemnification.  The Seller shall indemnify the Depositor for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein, other than the representations and warranties made pursuant to Section 3.02(b) for which the sole remedy shall be provided by Section 6.02; provided, however, that the Seller shall indemnify the Depositor for any liability arising from a breach of Section 3.02(b)(ii), (iii) and (xxv).  These indemnity obligations shall be in addition to any other obligation that the Seller may otherwise have.

SECTION 5.06. Regulation AB Compliance.  The Seller shall provide to the Depositor such information and disclosure regarding the Seller and the Receivables as is required to enable the Depositor to comply with all of its obligations under Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934.

ARTICLE VI

MISCELLANEOUS PROVISIONS

SECTION 6.01. Obligations of Seller.  The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

SECTION 6.02. Repurchase Events.

(a)            The Seller hereby covenants and agrees with the Depositor for the benefit of the Depositor, the Indenture Trustee, the Noteholders, the Owner Trustee and the Certificateholder that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.02(b) (other than the representation and warranty contained in Section 3.02(b)(xxv)) in respect of a Receivable shall constitute an event obligating the Seller to repurchase such Receivable (each, a "Repurchase Event"), at the Purchase Amount from the Depositor or from the Issuing Entity.

(b) These repurchase obligations of the Seller shall constitute the sole remedies to the Depositor, the Indenture Trustee, the Noteholders, the Owner Trustee and the Certificateholder against the Seller with respect to any Repurchase Event.

(c) The terms and conditions of the Depositor's rights and obligations to enforce its right of repurchase pursuant to this Section 6.02 shall be governed by Section 3.02 of the Sale and Servicing Agreement.

SECTION 6.03. Depositor Assignment of Repurchased Receivables.  With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Depositor shall assign, without recourse, representation or warranty, to the Seller all the Depositor's right, title and interest in and to such Receivables, and all security and documents relating thereto.

SECTION 6.04. Issuing Entity.  The Seller acknowledges and agrees that (a) the Depositor will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Issuing Entity and assign its rights under this Agreement to the Issuing Entity, (b) the Issuing Entity will, pursuant to the Indenture, assign such Receivables and such rights to the Indenture Trustee and (c) the representations and warranties contained in this Agreement and the rights of the Depositor under this Agreement, including Section 6.02, are intended to benefit the Issuing Entity, the Certificateholder and the Noteholders (and may be enforced directly by the Indenture Trustee on behalf of the Noteholders and by the Owner Trustee on behalf of the Issuing Entity or the Certificateholder).  The Seller hereby consents to all such sales and assignments.

SECTION 6.05. Amendment.  This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by the Seller and the Depositor, without the consent of the Noteholders or the Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholder; provided that such amendment will not, as expressed in an Opinion of Counsel, materially and adversely affect the interest of any Noteholder or the Certificateholder or the federal tax characterization of the Notes.  This Agreement may also be amended by the Seller and the Depositor, with prior written notice to the Rating Agencies, with the consent of the Noteholders evidencing a majority in the Outstanding Principal Amount of the Notes and the Certificateholder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders or the Certificateholder; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, any payment by Seller hereunder or collections of payments on Receivables or distributions that are required to be made for the benefit of Noteholders or the Certificateholder or (ii) reduce the aforesaid percentage of the Notes and the Certificate which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes and the holder of the Certificate.

SECTION 6.06. Waivers.  No failure or delay on the part of the Depositor in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

SECTION 6.07. Notices.  All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to Caterpillar Financial Services Corporation, 2120 West End Avenue, Nashville, TN 37203-0001, (615) 341-1000; (b) in the case of the Depositor, to Caterpillar Financial Funding Corporation, 4040 S. Eastern Avenue, Suite 344, Las Vegas, Nevada 89119 (702) 735-2514; (c) in the case of Moody's, to Moody's Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, NY 10007; and (d) in the case of Standard & Poor's, to Standard & Poor's Ratings Services, 55 Water Street, 40th Floor, New York, New York 10004, Attention of Asset Backed Surveillance Department; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 6.08. Costs and Expenses.  The Seller will pay all expenses incident to the performance of its obligations under this Agreement, and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Depositor, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Depositor's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

SECTION 6.09. Representations of Seller and Depositor.  The respective agreements, representations, warranties and other statements by the Seller and the Depositor set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.04.

SECTION 6.10. Confidential Information.  The Depositor agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Depositor's rights hereunder, under the Receivables, under the Sale and Servicing Agreement or any other Basic Document or as required by any of the foregoing or by law.

SECTION 6.11. Headings ..  The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 6.12. Governing Law.  THIS AGREEMENT AND THE ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.13. Counterparts.  This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date first above written.

                                                  CATERPILLAR FINANCIAL FUNDING
                                                  CORPORATION, as Depositor

                                                   By /s/ David A. Kacynski
                                               Name: David A. Kacynski
                                               Title: Treasurer

                                                   CATERPILLAR FINANCIAL SERVICES
                                                   CORPORATION, as Seller

                                                   By: /s/ James A. Duensing
                                                Name: James A. Duensing
                                                Title: Executive Vice President and Chief Financial Officer

 Purchase Agreement

SCHEDULE A

SCHEDULE OF RECEIVABLES

Schedule A-1

EXHIBIT A

ASSIGNMENT OF RECEIVABLES

April 29, 2008

For value received, in accordance with the Purchase Agreement, dated as of April 1, 2008 (the "Purchase Agreement"), between the undersigned, as seller, and Caterpillar Financial Funding Corporation, as purchaser (the "Depositor"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Depositor, without recourse, (i) all right, title and interest of the undersigned in and to the Receivables, and all monies (including accrued interest) due thereunder on and after the Cut-off Date; (ii) the interests of the undersigned in the security interests in the Transaction Equipment granted by Obligors pursuant to the Receivables and any other interest of the undersigned in such Transaction Equipment, including any Liquidation Proceeds; (iii) the interest and rights of the undersigned in any proceeds with respect to the Receivables from claims on any physical damage, credit life, liability or disability insurance policies covering Financed Equipment or Obligors, as the case may be; (iv) the interest of the undersigned in any proceeds from recourse to, or other payment by, Dealers on Receivables; and (v) the proceeds of any and all of the foregoing.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of the date first set forth above.

CATERPILLAR FINANCIAL SERVICES
CORPORATION

By:       _________________________________
Name:
Title:

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